UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 9, 2017

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 6, 2017, Turbine Truck Engines, Inc. (the “Company”) issued a press release to announce the Company’s execution of a Letter of Intent (“LOI”) on January 2, 2017 with Novo Healthnet Limited (“NHL”), a limited liability company incorporated under the laws of Ontario, Canada. Pursuant to the terms of the LOI, the parties have agreed to pursue,in good-faith, negotiations for the entry into a definitive agreement for the acquisition by the Company of all of the issued and outstanding shares of NHL, such that NHL would become a wholly owned foreign subsidiary of the Company. In addition, the LOI provides for the Company to raise Three Million Dollars (US$3,000,000) prior to the closing of any of agreement with NHL, for use by the Company’s NHL subsidiary post-closing. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter of Intent dated January 2, 2017

99.1	Press Release dated January 6, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: January 9, 2017	By:	/s/ Enzo Cirillo
Enzo Cirillo Interim CEO & Board Chairman

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